UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement
[ ]	Confidential - For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
[ ]	Definitive Information Statement

LIBERATED SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERATED SOLUTIONS, INC.

5430 Lyndon B. Johnson Freeway, Suite 1200

Dallas, Texas 75240

(972) 663-9483

November 18, 2019

TO THE STOCKHOLDERS OF LIBERATED SOLUTIONS, INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), and the holders of shares of Series X preferred stock, par value $0.001 par value per share (the “Series X Preferred Stock”), of Liberated Solutions, Inc., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

●	Amend the Company’s articles of incorporation, as amended (the “Articles”), to change our corporate name from Liberated Solutions, Inc. to Ngen Technologies Holdings Corp. (the “Name Change”);

●	Amend our Articles to effect a reverse stock split of the outstanding shares of Common Stock, by a ratio of one-for-two thousand (1-for-2,000), with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

●	Immediately after the Reverse Stock Split is effective, amend our Articles to decrease the number of authorized shares of Common Stock from 6,000,000,000 to 3,000,000,000 (the “Authorized Share Decrease” and collectively with the Name Change and the Reverse Stock Split, the “Corporate Actions”).

The purpose of the Information Statement is to notify our stockholders that on October 4, 2019, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 calendar days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and our Articles and bylaws, as amended. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock and Series X Preferred Stock of record at the close of business on November 4, 2019 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock and Series X Preferred Stock of record as of November 4, 2019 on or about November 18, 2019. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Nevada law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

November 18, 2019	By Order of the Board of Directors of
Liberated Solutions, Inc.

/s/ Edward Carter
Edward Carter
Chief Executive Officer

LIBERATED SOLUTIONS, INC.

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about November 18, 2019, to all holders of record on November 4, 2019 (the “Record Date”), of the common stock, $0.001 par value (the “Common Stock”), and of the Series X preferred stock, $0.001 par value (the “Series X Preferred Stock”), of Liberated Solutions, Inc., a Nevada corporation (the “Company”), in connection with the approval of the following actions taken by unanimous written consent by the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

●	Amend the Company’s articles of incorporation, as amended (the “Articles”), to change our corporate name from Liberated Solutions, Inc. to Ngen Technologies Holdings Corp. (the “Name Change”);

●	Amend our Articles to effect a reverse stock split of the outstanding shares of Common Stock, by a ratio of one-for-two thousand (1-for-2,000), with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

●	Immediately after the Reverse Stock Split is effective, amend our Articles to decrease the number of authorized shares of Common Stock from 6,000,000,000 to 3,000,000,000 (the “Authorized Share Decrease” and collectively with the Name Change and the Reverse Stock Split, the “Corporate Actions”).

On October 4, 2019, our Board unanimously approved the Corporate Actions and the amendment to articles of incorporation (“Amendment”). Subsequent to our Board of Directors’ approval of the Amendment, the holders of a majority of the voting power of our voting stock as of the Record Date approved, by written consent, the Amendment. The shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion and holders of Series X Preferred Stock are entitled to vote on an as converted basis with the shares of Common Stock, and voting with the Common Stock as one class, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the record date for such vote. The consenting stockholders and their respective approximate ownership percentages of our voting stock, which total in the aggregate 87.4% of the outstanding voting stock, are as follows:

Name and Address	Number of Common Shares Held	Percentage of Common Stock (1)	Number of Shares of Series X Preferred Stock Held		Percentage of Preferred Shares (2)

Edward Carter	0	0%	873,750	(3)	87.4%

Clifford Rhee	0	0%	873,750	(4)	87.4%

(1)	Based on 3,480,746,840 shares of Common Stock issued and outstanding.
(2)	Shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion.
(3)	Represents (i) 123,750 shares of Series X Preferred Stock held by Mr. Carter; and (ii) 750,000 shares of Series X Preferred Stock held by Broken Circuit (“Broken Circuit”), a company of which Mr. Carter is a 49.5% owner. Mr. Carter shares voting and dispositive control over the Broken Circuit shares with Mr. Rhee.
(4)	Represents (i) 123,750 shares held by Mr. Rhee; and (ii) 750,000 shares held by Broken Circuit. Mr. Rhee shares voting and dispositive control over the Broken Circuit shares with Mr. Carter.

Since the Board of Directors of the Company and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

The Corporate Actions will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Nevada regarding the Corporate Actions, (ii) approval of the Corporate Actions by the Financial Industry Regulatory Authority (“FINRA”), and (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. We expect the Corporate Actions to be effective on or about December 9, 2019 (the “Effective Date”). In no event will the Corporate Actions be effective sooner than 20 calendar days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date. Because the Corporate Actions have already been approved by holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is quoted on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “LIBE.” The last sale price of our Common Stock as reported on the OTC Pink was $0.0005 on October 3, 2019. In connection with the Name Change, we plan to change our stock symbol and CUSIP number, as well.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 6,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Of the 10,000,000 shares of authorized preferred stock, 1,000,000 have been designated Series X Preferred Stock.

As of the Record Date, there were [___________] shares of Common Stock issued and outstanding, held by [_____] holders of record and 1,000,000 shares of Series X Preferred Stock issued and outstanding held by [____] holders of record.  Holders of our Common Stock are entitled to one vote per share. The shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion and holders of Series X Preferred Stock are entitled to vote on an as converted basis with the shares of Common Stock, and voting with the Common Stock as one class, assuming that such shares of Series X Preferred Stock had been converted into shares of Common Stock immediately prior to the record date for such vote.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NAME CHANGE

General

Our directors and stockholders representing a majority of the voting power of our capital stock have taken action by written consent to authorize our Board to effect the Amendment. Our Board has discretion to abandon the Name Change prior to its effectiveness.

Reasons for Name Change

As previously disclosed, on September 16, 2019, we consummated the Exchange Agreement dated August 22, 2019, pursuant to which Ngen Technologies USA Corp (“Ngen USA”) became a wholly owned subsidiary of the Company, and the business of Ngen USA became the business of the Company going forward. Our reason for approving and recommending the Name Change is to align the Company’s corporate name with the Company’s new business direction.

Potential Effects of Name Change

The Name Change will affect all holders of our Common Stock and Series X Preferred Stock uniformly. The Name Change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our company.

The Name Change will not change the terms of our Common Stock or our Series X Preferred Stock. After the Name Change, the shares of our capital stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our capital stock now authorized. Our Common Stock and Series X Preferred Stock will remain fully paid and non-assessable. In addition, we plan to change our stock symbol and CUSIP number as a result of the Name Change. Following the Effective Date of the Amendment and the Name Change, newly issued stock certificates will bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

Procedure for Effecting the Amendment and the Name Change

The Name Change will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Nevada, (ii) approval of the Name Change by FINRA, and (iii) the 20th calendar date after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. We expect the Name Change to be effective on or about December 9, 2019. In no event will the Name Change be effective sooner than 20 calendar days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Name Change for any reason at any time prior to the Effective Date.

The form of the proposed Amendment necessary to effect the Name Change is attached hereto as Appendix A.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock or our Series X Preferred Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock and our Series X Preferred Stock will not be affected.

Certain Federal Income Tax Consequences of the Name Change

There will be no material U.S. federal income tax consequences of the Name Change to holders of our Common Stock or Series X Preferred Stock.

Dissenters’ Rights

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the Amendment or the Name Change.

REVERSE STOCK SPLIT

Description of the Reverse Stock Split

The Reverse Stock Split shall cause each 2,000 shares of Common Stock to be converted into one share of Common Stock. Upon the completion of the Reverse Stock Split, stockholders holding fractional shares will be rounded up and will receive one additional full share of Common Stock.

Effect of the Reverse Stock Split on the Company

The Reverse Stock Split will reduce the number of outstanding shares, which will in turn reduce the Company’s administrative costs associated with such the prior number of shares, and is expected to increase the per share price of our Common Stock. See “Background and Purpose of the Reverse Stock Split.”

Approving Vote of the Board of Directors and Consenting Stockholders

Our Board has determined that the Reverse Stock Split is in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse Stock Split. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse Stock Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside person.

Effective Date

The Reverse Stock Split will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Nevada, (ii) approval of the Reverse Stock Split by FINRA, and (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. We expect the Effective Date of the Reverse Stock Split to be on or about December 9, 2019. In no event will the Reverse Stock Split be effective sooner than 20 calendar days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to the Effective Date.

The form of the proposed amendment to our articles of incorporation necessary to effect the Reverse Stock Split is attached hereto as Appendix A.

Tax Consequences

The Reverse Stock Split will be treated as a tax-free recapitalization for federal income tax purposes. Accordingly, stockholders will not recognize gain or loss, and their adjusted tax basis in their stock will not change. See “Certain Federal Income Tax Consequences of the Reverse Stock Split.”

Dissenters’ and Appraisal Rights

Under Nevada law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split.

BACKGROUND AND PURPOSE OF THE REVERSE STOCK SPLIT

General

Our Board and the holders of a majority of the voting power of the issued and outstanding capital stock have taken action by written consent to authorize our Board to effect an amendment to our Articles to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of 1-for-2,000. Our Board of Directors has discretion to abandon the Reverse Stock Split prior to its effectiveness.

Reasons for Reverse Stock Split

Our Board’s primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our Board believes that attaining and maintaining the stock price at higher levels will attract better access to capital, which is in the best interests of our company and its stockholders. Our Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that our stock price would be or remain following the Reverse Stock Split at a level high enough to enable us to attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Reverse Stock Split

The Reverse Stock Split will affect all holders of our Common Stock uniformly. The Reverse Stock Split is not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but unreserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Olde Monmouth Stock Transfer Co., Inc. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT

SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Preferred Stock, Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible preferred stock or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Articles will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United States person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

Dissenters’ Rights

Under Nevada law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendments to our Articles to effect the Reverse Stock Split or the Authorized Share Decrease amendment, and we do not intend to independently provide stockholders with such rights.

APPRAISAL RIGHTS

Stockholders do not have appraisal rights under Nevada law or under the Company’s Articles or bylaws in connection with the Corporate Actions.

REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

Our Board and the holders of the majority voting power of our issued and outstanding capital stock have approved an amendment to the Articles to reduce the number of authorized shares of our Common Stock from 6,000,000,000 to 3,000,000,000 to reduce possible dilution that could occur to the value of the Common Stock in the future by lowering the number of additional shares of Common Stock that can be issued in the future from authorized shares. As of the Record Date, the Company has [____________] shares of Common Stock issued and outstanding.  Upon the filing of the amendment to the Articles, the Company will have approximately 35,397,217 shares of Common Stock authorized and available for future issuances.  Notwithstanding the foregoing, the Company may seek an increase in authorized shares of Common Stock as and when considered appropriate by the Board. The form of the proposed amendment to our Articles necessary to effect the Authorized Share Reduction is attached hereto as Appendix A.

AmendmentS of the Company’s Articles of Incorporation

To effect the Reverse Stock Split, the Company will amend its Articles. The amendment to the Articles to effect the Reverse Stock Split will provide for the Reverse Stock Split, becoming effective on the Effective Date, and will accordingly state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed into 1/2,000th of a fully paid and non-assessable share of Common Stock, without increase or decrease in the par value of thereof. The Amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock and that the Company shall round up any partial shares to the next highest whole share. See Appendix A for the text of the Reverse Stock Split Amendment.

In addition, the Company intends to amend its Articles in order to effect the Authorized Share Decrease. The amendment to effect the Authorized Share Decrease would amend the Articles to decrease the number of authorized shares of Common Stock from 6,000,000,000 to 3,000,000,000. See Appendix A for the text of the Authorized Share Decrease Amendment.

Furthermore, the Company will amend its Articles of incorporation in order to effect the Name Change. The amendment to effect the Reverse Stock Split and the Authorized Share Decrease amends the Articles to change the name of the Company from Liberated Solutions, Inc. to Ngen Technologies Holdings Corp. See Appendix A for the text of the Name Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our stock as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of any class of stock, (ii) each director and each of our named executive officers, and (iii) all executive officers and directors as a group. As of the Record Date, there were [__________] shares of our Common Stock outstanding.

The number of shares of stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each person listed is in care of Liberated Solutions, Inc., 5430 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240.

Name and Address	Number of Shares of Common Stock Held	Percentage of Common Stock (1)	Number of Shares of Series X Preferred Stock Held		Percentage of Series X Preferred Stock (2)
Executive Officers and Directors:

Edward Carter	0	0%	873,750	(3)	87.4%

Dr. Steven Folkerth	0	0%	0		0%

YH Seo	0	0%	0		0%

Jay Silverman	714	0%	0		0%

All directors and executive officers as a group (6 persons)	714	0%	873,750		87.4%

5% Holders:
Clifford Rhee 5035 Hurontario St., #30029 Mississaugo, Ontario L4Z 0B6	0	0%	873,750	(4)	87.4%

(1)	Based on [_____________] shares of Common Stock issued and outstanding as of the Record Date.
(2)	Shares of Series X Preferred Stock are convertible into a number of shares of Common Stock constituting 97% of the issued and outstanding shares of Common Stock following such conversion.
(3)	Represents (i) 123,750 shares of Series X Preferred Stock held by Mr. Carter; and (ii) 750,000 shares of Series X Preferred Stock held by Broken Circuit, a company of which Mr. Carter is a 49.5% owner. Mr. Carter shares voting and dispositive control over the Broken Circuit shares with Mr. Rhee.
(4)	Represents (i) 123,750 shares held by Mr. Rhee; and (ii) 750,000 shares held by Broken Circuit. Mr. Rhee shares voting and dispositive control over the Broken Circuit shares with Mr. Carter.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on and trades on the Pink Sheets of the OTC Marketplace under the symbol “LIBE.”

For the periods indicated, the following table sets forth the high and low bid prices per share of our Common Stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	HIGH	LOW

FISCAL YEAR ENDED SEPTEMBER 30, 2018

First Quarter Ended December 31, 2017	$0.00655	$0.02140
Second Quarter Ended March 31, 2018	$0.00860	$0.03860
Third Quarter Ended June 30, 2018	$0.00230	$0.01260
Fourth Quarter Ended September 30, 2018	$0.00040	$0.00440

FISCAL YEAR ENDED SEPTEMBER 30, 2019

First Quarter Ended December 31, 2018	$0.00080	$0.00010
Second Quarter Ended March 31, 2019	$0.00060	$0.00010
Third Quarter Ended June 30, 2019	$0.00030	$0.00010
Fourth Quarter Ended September 30, 2019	$0.00180	$0.00010

Holders

As of the Record Date, there were approximately [_____] record holders of shares of the Company’s Common Stock.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its Common Stock or Preferred Stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Transfer Agent and Registrar

The Company’s transfer agent is Olde Monmouth Stock Transfer Co., Inc., located at 200 Memorial Pkwy, Atlantic Highlands, NJ 07716.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Name Change, Reverse Stock Split, or Authorized Share Decrease that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Liberated Solutions, Inc., at 5430 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240, Attn: Edward Carter, or by calling the Company at (972) 663-9483.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Liberated Solutions, Inc., at 5430 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240, Attn: Edward Carter, or by calling the Company at (972) 663-9483.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 5430 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240, Attn: Edward Carter, or by calling the Company at (972) 663-9483.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

LIBERATED SOLUTIONS, INC.

/s/ Edward Carter
Edward Carter
November 18, 2019	Chief Executive Officer

APPENDIX A